Exhibit 99.2

[The November Group Letterhead]

As of July 1, 2006

James Gordon

CEO & Chairman of the Board

Blastgard International, Inc.

12900 Automobile Blvd., Suite D

Clearwater, FL 33762-4715

Re:	Resignation from the Board of Directors of Blastgard International, Inc.

Dear Jim:

I have come to the conclusion that due to the demands of my numerous business and personal commitments that it is no longer possible to serve as a board member of Blastgard International, Inc., and thus submit my resignation, effective as of the date above.

Sincerely,

/s/ Howard Safir

Howard Safir

Chairman

The November Group